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                                                                    EXHIBIT 24.1



                                POWER OF ATTORNEY

THE UNDERSIGNED CONSTITUTES AND APPOINTS William P. Creasman as the undersigned's true and lawful attorney in fact and agent with full powers of substitution and resubstitution to act for the undersigned in any and all capacities for purposes of signing a registration statement on Form S-2, and any or all amendments or supplements thereto (including any registration statement filed under the Securities Act of 1933, as amended), to be filed by The viaLink Company with respect to Series D Convertible Preferred Stock and warrants, and the common stock issuable thereunder (and such additional amount of said securities as may be registered pursuant to Rule 462(b)), and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done to accomplish said filing, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute(s), may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 26 day of November, 2002.



/s/ Robert N. Baker
---------------------------------
Robert N. Baker

/s/ Sue A. Hale
---------------------------------
Sue A. Hale

/s/ Warren D. Jones
---------------------------------
Warren D. Jones

/s/ Lewis B. Kilbourne
---------------------------------
Lewis B. Kilbourne

/s/ Jerry W. Walker
---------------------------------
Jerry W. Walker

/s/ Jimmy M. Wright
---------------------------------
Jimmy M. Wright